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                                                                   Exhibit 10.20

                                January 21, 1999

Melanie R. Sabelhaus
277 Green Spring Valley Drive
Owings Mills, MD  21117

Dear Melanie:

         This letter agreement is intended to set forth the arrangements between you and BridgeStreet Accommodations, Inc. (the "Company") with respect to the termination of your employment with the Company.

        1. Your Employment Agreement dated as of December 30, 1996 between the Company's subsidiary, EIP Acquisition Corp. and you is terminated effective as of June 8, 1998 (the "Termination Date") except for the provisions of Sections 7, 8 and 13 which shall remain in full force and effect. Effective as of the date of this letter agreement, you have resigned as a director and/or officer of the Company and each of its subsidiaries.

        2. (a) The Company will continue to pay to you installments of base salary at the current rate as of the Termination Date for a period of one year from the Termination Date at such times as if you had continued to be employed with the Company throughout such period. The Company shall deduct any applicable withholding taxes and similar required or authorized deductions. In addition, promptly following expiration of the seven-day period referred to in Section 13, the Company will pay you the sum of one hundred twenty thousand ($120,000).

           (b) You will be eligible to participate in the Company's medical insurance plan for a period of one year from the Termination Date, subject to the terms and conditions of the plan. Such participation shall be on the same terms and conditions as apply to all executive level employees of the Company.

           (c) You shall cease to be an employee of the Company but shall provide consulting services in the area of acquisitions as an independent contractor to the Company for a period of one year from the Termination Date hereof as the Company shall reasonably request. The Company and any officers of the Company seeking your advice or requesting you to act will, insofar as reasonably practicable, consider your convenience in the timing of their requests, and your failure or inability, by reason of temporary illness or other cause beyond your control or because of absence for reasonable periods, to respond to such requests during any such temporary period shall not be


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deemed to constitute a default on your part in the performance of your obligation to render such services.

        3. You hereby acknowledge that there are no other benefits, compensation or remuneration of any kind owing to you from the Company, including, without limitation, any accrued vacation or sick pay, other than your rights under the Consolidated Omnibus Budget Reconciliation Act of 1985. As an independent contractor of the Company, you shall not be entitled to participate in, accrue any benefits under, or receive any payments from any employee welfare benefit or retirement plans or arrangements that the Company may provide to its employees; and the fees paid under this Agreement shall not be deemed to be salary or other compensation to you for purposes of any such plans or arrangements.

        4. You agree that all source code, object code, memoranda, notes, records, charts, reports, letters and other documents and software made, compiled, received, held or used by you while employed by the Company, concerning any phase of the business of the Company, are the Company's property and, together with all reproductions or abstracts thereof and together with all Company credit cards and keys, have been returned to the Company.

        5. You hereby acknowledge and agree that this Agreement is intended to be a complete and final settlement of any and all causes of action or claims that you have had, now have or may now have, whether known or unknown against the Company or any of the persons or entities specified below, including without limitation, all causes of action or claims in any way related to or arising out of or in connection with your employment by the Company and/or its termination or pursuant to any federal, state or local employment laws, regulations, executive orders or other requirements such as Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act, and the Americans with Disabilities Act of 1990, as they may be amended, or the acquisition by the Company of Exclusive Interim Properties, Ltd. or any transactions related thereto (collectively, "Claims"). You hereby release, waive and discharge any and all such Claims against the Company and its respective affiliates and past, present and future directors, officers, agents, employees, shareholders, promoters (including American Business Partners, LLC and its principals), successors and assigns, and you hereby agree that neither you nor any of your heirs or personal representatives will ever assert in any forum any such cause of action or claim.

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         Without limiting in any way the generality of the foregoing release, it is expressly agreed that you waive, release and forego any chance, rights or opportunity to seek reemployment or reinstatement to employment with the Company or any subsidiary of the Company, at any location, now or ever in the future and that you shall not apply for or seek in any way to be reinstated, reemployed or hired by any of them in the future.

        6. The Company represents and warrants that as of the date hereof, the Company knows of no claims or causes of action of whatever kind or nature which the Company has or may have against you which arose on or before the date hereof, including, but not limited to, any claims for relief, whether injunctive, declaratory, statutory, monetary or otherwise arising under any federal, state or local law, ordinance, regulation or order or arising from or in connection with your employment by the Company whether based on contract, tort including negligence, or otherwise.

        7. You hereby agree not to disclose to any person (except your spouse, attorney or financial advisor), organization or agency the terms of this Agreement except as required by law and then only after notice is given by you or your attorney to the Company such that, where feasible, the Company will have a reasonable prior opportunity to oppose such disclosure.

        8. The Company and you each agree with the other not to discuss with any person or entity the circumstances surrounding your employment with or separation from the Company, except to the extent required by law. You agree not to make any adverse remarks whatsoever concerning the business, operations, strategies, policies, prospects, affairs and financial condition of the Company. The Company agrees that it will not make any adverse remarks whatsoever concerning you and that it will instruct its executive officers not to make any adverse remarks whatsoever concerning you.

        9. It is expressly understood and agreed that by entering into this Agreement, the Company in no way thereby admits that it unlawfully or wrongfully discriminated against you due to your age or status or otherwise treated you unlawfully.

       10. All payments to be made to you and benefits to be made available to you in accordance with the terms of this Agreement, and the performance by the Company of its other obligations hereunder, shall be conditioned on your continued compliance with the covenants set forth in this Agreement.

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       11. You agree that irreparable damages would occur in the event that any of the provisions of this Agreement were not performed by you in accordance with their specific terms or you otherwise acted in breach of any of them. It is accordingly agreed that the Company will be entitled to an injunction or injunctions to prevent breaches of this Agreement by you and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

       12. If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

       13. For a period of seven days following your execution of this Agreement, you may revoke this Agreement, and this Agreement shall not become effective or enforceable until this seven-day revocation period has expired. No payments provided for by this Agreement will be made until after this seven-day period has expired without your revoking this Agreement.

       14. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to conflicts of law principles. The obligations of the Company and you hereunder shall inure to the benefit of and be binding on the respective heirs, personal representatives, successors and assigns of the parties. This Agreement embodies the entire agreement and understanding between you and the Company concerning your employment and the termination thereof and incorporates and supersedes all other agreements with regard to your employment and the termination thereof.

       15. This Agreement may be amended or modified only upon the written mutual consent of the parties.

       16. You hereby acknowledge and agree that (a) you understand the provisions of this Agreement, (b) your agreement hereunder is knowing and voluntary, (c) you have been afforded a full and reasonable opportunity of at least twenty-one days to consider its terms and to consult with or seek advice from any attorney or any other persons of your choosing and (d) you have been advised by the Company to consult with an attorney prior to executing this Agreement.


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         If the foregoing is in accordance with your understanding, please sign and return the enclosed copy of this letter, whereupon this letter and such copy will constitute a binding agreement between you and the Company on the basis set forth above.

                                Very truly yours,

                                BRIDGESTREET ACCOMMODATIONS, INC.


                                By /s/ John E. Danneberg
                                   -----------------------------------
                                   Its President
Acknowledged and Agreed to:

/s/Melanie R. Sabelhaus
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Melanie R. Sabelhaus